 EXHIBIT 10.19 LICENSE AGREEMENT This License Agreement (the "Agreement") is made effective as of the 9th day of May, 2001 (the "Effective Date") by and between SYMBOL TECHNOLOGIES, INC., a Delaware corporation having its principal place of business at One Symbol Plaza, Holtsville, NY 11742, and NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation having its principal place of business at 2201 Second Street, Suite 600, Ft. Myers, FL 33901. RECITALS WHEREAS, NeoMedia is the owner, or has acquired rights under numerous U.S. Patents and Patent applications, as well as foreign patent applications, relating to methods and systems using bar code symbols or other auto-ID media (such as RFID tags) to connect users to and transmit data over the Internet; WHEREAS Symbol is a leading designer, developer, and manufacturer of bar code scanners and portable terminal products, including voice communication handsets, and believes that certain customers of Symbol products may wish to acquire a license to NeoMedia's patents; WHEREAS, Symbol is desirous of having access to licenses under the NeoMedia patents, including a right to grant End User Licenses and to sublicense the NeoMedia patents in a defined field of use related to Symbol's devices or handsets; WHEREAS, NeoMedia is willing to grant such license under such patent rights to Symbol and Symbol's customers because of Symbol's pre-eminent position as a manufacturer of bar code reading devices; NOW THEREFORE, in consideration of the premises, Symbol and NeoMedia hereby agree as follows: ARTICLE 1 - DEFINITIONS 1.1 "Bar Code Symbology" shall mean indicia for representing data or information in the form of bars, marks, dots, shapes or other varying-contrast elements of various widths or dimensions, including, without limitation, (i) one dimensional symbologies, such as UPC, EAN and Code 39, which represent data or information in the form of bars or elements of various heights and/or widths arranged in a predetermined pattern, such as rows or columns, (ii) all stacked bar codes such as Code 49, Composite Code and PDF 417, (iii) all matrix code symbologies, and (iv) dot codes. 1.2 "Devices" shall mean any present or future product or category of product, or any hardware, software, part, assembly or sub-assembly, including without limitation scan engines, for incorporation into any such product, including without limitation all of the products and types of products currently available for purchase from Symbol as identified in its website, unless any such product is a Switch. An example of a Device includes but is not limited to a bar code scanning device (or other automatic identification device), regardless of whether such device is wired, wireless, or mobile, operating in conjunction with computing means (integral or non-integral to such bar code scanning device), which is adapted to read a Bar Code Symbology (or other machine-readable indicia) and use index data read therefrom in communication with a Switch to determine the location of a resource located on another computing device. Notwithstanding anything to the contrary in this Agreement, a Switch is not a Device. 1.3 "Field" shall mean any use of Devices for acquiring, processing, displaying, reading, decoding, transmitting, managing, inputting, storing or otherwise connecting data (including without limitation voice and audio). For the purposes of this definition, the use of any Device for any purpose that would read on any claim in any of the Patent Rights pending or issued as of the Effective Date are considered in the Field. The Field also includes, without limitation, all Devices currently sold by Symbol, all Devices of the type or kind currently sold by Symbol, and all Devices that relate to, arise out of, or are in any way connected with Symbol's businesses as set forth in its most recent filing on form 10-K with the Securities and Exchange Commission. Notwithstanding the foregoing, for a period of eighteen months from the Effective Date the Field shall not include the subject matter set forth in Exhibit 1.3 attached hereto. After the expiration of eighteen months from the Effective Date, the Field shall include the subject matter set forth in Exhibit 1.3 attached hereto. 1.4 "NeoMedia" shall mean NeoMedia Technologies, Inc. 1.5 "NeoMedia Switch Services" shall mean those NeoMedia services offered by NeoMedia at the present time or any time in the future in connection with any Switch owned and operated by or on behalf of NeoMedia. Current NeoMedia Switch Services are set forth on Exhibit 1.5 hereto. 1.6 "Patent Rights" shall mean all patents and patent applications in any jurisdiction now or hereafter owned by NeoMedia or its Subsidiaries or by any entity controlled by NeoMedia. An entity is controlled by NeoMedia for the purposes of this Agreement if it is controlled, directly or indirectly, by NeoMedia and/or its officers and directors (excluding independent directors). Patent Rights shall also include any patent that is owned by a party other than NeoMedia, any of its Subsidiaries, or any entity controlled by NeoMedia, and licensed to NeoMedia, any of its Subsidiaries, or any entity controlled by NeoMedia , but only if (i) NeoMedia, its Subsidiary, or any entity controlled by NeoMedia has been granted rights from the patent owner to grant further license rights thereunder, such as sublicense rights, and (ii) upon identification by NeoMedia of any costs actually incurred by NeoMedia, its Subsidiaries, or any entity controlled by NeoMedia as a direct result of any election and/or exploitation by Symbol of such patent that are in excess of the costs actually incurred by NeoMedia, its Subsidiaries, or any entity controlled by NeoMedia for such rights but for sublicensing such rights to Symbol, Symbol elects to compensate NeoMedia for such additional costs. Those current patents and patent applications included within the Patents Rights are set forth in Exhibit 1.6 hereto. In the event that NeoMedia is acquired by a third party, then the Patent Rights shall not be expanded to include any patent or patent application owned by that third party other than those owned by NeoMedia prior to such acquisition. 2 1.7 "Subsidiary" shall mean a corporation, company, or other entity more than fifty percent (50%) of whose outstanding shares or securities (representing the right other than as affected by events of default, to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only at such time and for so long as such ownership or control exists. 1.8 "Switch" shall mean a system embodied in any combination of hardware and/or software that: (a) receives data from a Device, accesses a database, registry, or other similar functionality, and then performs a task as a function of the received data to enable direct or indirect communication between that Device and a separate Device and (b) is designed to communicate with, at a minimum, thousands of Devices. 1.9 "Symbol" shall mean Symbol Technologies Inc. and its Subsidiaries. 1.10 "End User License" shall mean the license or grant of any or all of the rights under the Patent Rights for Devices in the Field, except for the right to sublicense. ARTICLE 2 - LICENSE GRANT 2.1 License Grant to Symbol. NeoMedia hereby grants to Symbol a personal, worldwide, non-exclusive right, but not the obligation, under the Patent Rights to grant to third parties or itself a license to use, make, have made, import, sell and offer for sale Devices in the Field (such license grant included in the category referred to herein as an "End User License"), in which case such Device will be considered a "Licensed Device" for all purposes under this Agreement. Neither the End User License rights nor the rights conveyed with the sale of a Licensed Device shall include any right to transfer or sublicense any of the Patent Rights to another party, except that the license rights to use the Licensed Device shall transfer with any conveyance of the Licensed Device, and if the Licensed Device is a Symbol Device the license rights to make, have made, import, sell and offer for sale that Symbol Device and a Device that contains or uses that Symbol Device as a component of such Device or as part of a system, application, or in combination with such Device shall also transfer with any conveyance of that Symbol Device. Notwithstanding the foregoing, the rights of anyone other than Symbol to make, have made, import, sell or offer for sale Devices under an End User License granted to that party by Symbol shall be limited to making, having made, importing, selling, and offering to sell a Symbol Device or a Device that contains or uses a Symbol Device as a component of the Device or as part of a system, application, or in combination with the Device. 2.2 Sublicenses. Symbol shall have the right, but not the obligation, to sublicense its rights under Articles 2.1 to other parties within the Symbol marketing, distribution and resale channel (the "Sublicensees") provided that any license issued by the Sublicensee contain the same terms and conditions (except for price) as licenses that Symbol is permitted to issue, and that Symbol shall remain primarily liable to NeoMedia for all obligations of its Sublicensees under any Sublicenses. Notwithstanding the foregoing, any sublicensee of make, have made, import, sell and offer to sell rights shall be limited to those rights set forth in the last sentence of Article 2.1 of this Agreement. 3 2.3 Rights Attach to Device. The license rights conveyed with a Licensed Device shall not include any right to transfer or sublicense any of the Patent Rights to another party, except that the license rights for the Licensed Device shall flow with the Licensed Device to anyone in the Licensed Device's chain of use. For example, the use of a Licensed Device by an end user to connect to a Switch and further destinations shall be considered a licensed use of any applicable Patent Rights by the end user of the Licensed Device, the manufacturer and seller of the Licensed Device, as well as the Switch and further destinations, and such Switch and further destinations shall not be considered infringing for the purpose of any transaction with a Licensed Device. Accordingly, no liability under the Patent Rights shall be incurred by any third party solely as a result of the sale of the Licensed Device, or solely due to the execution of any commands, instructions or other usage initiated with a Licensed Device. Notwithstanding anything herein to the contrary, no rights express or implied are granted for any party to use a Switch with an unlicensed Device, even though use of such Switch would be permissible with a Licensed Device. In no event shall any party whatsoever incur any liability under any of the Patent Rights as a result of the use of a Licensed Device, whether alone or in combination with other components or elements, unless such other components or elements include an unlicensed Device operating in conjunction with a Switch under the Patent Rights. For example, an unlicensed internet data provider will incur no liability solely as a result of an act covered by the Patent Rights which is initiated or otherwise performed as a result of the use of a Licensed Device. Symbol shall in writing inform its licensees that no rights to the Patent Rights extend to any use of an unlicensed Device with any Switch not otherwise licensed by NeoMedia. 2.4 Condition to Grant. All licenses to Symbol set forth in this Agreement are expressly conditioned on Symbol maintaining at least Five Hundred Million Dollars ($500,000,000) in sales of Devices, manufactured by or for Symbol, capable of reading Bar Code Symbologies on an annual fiscal year basis throughout the term of this Agreement. The terms granted to Symbol in this Agreement would not have been granted to Symbol but for Symbol's ability to comply with the immediately preceding sentence. 2.5 Reservation of Rights by NeoMedia. NeoMedia reserves all rights under the Patent Rights not explicitly conveyed to Symbol under this Agreement, including but not limited to the right to grant a license to a third party to operate a Switch in conjunction with Non-Licensed Devices, in which case such third party would not need to use Licensed Devices with such licensed Switch in order to avoid infringement of the Patent Rights. ARTICLE 3 - ROYALTY 3.1 Royalties Paid by Symbol. To the extent and only to the extent Symbol or its sublicensee grants an End User License to itself or to a third party, Symbol shall make a royalty payment (the "Article 3.1 Royalty") for each End User License to NeoMedia as set forth in Exhibit 3.1 hereto. The foregoing royalty payments, including the 3.1 Minimum Royalty (which for all purposes under this Agreement is defined in Exhibit 3.1 hereto), are also subject to adjustment pursuant to Article 3.2 and Exhibit 3.2 of this Agreement. If Symbol sublicenses a third party pursuant to Article 2.2 of this Agreement, the grant of such sublicense right to a third party does not constitute a grant of an End User License within the meaning of this Article 3.1. 4 3.2 Most Favorable Licensee. The parties have agreed on a most favorable licensee clause, the terms of which are contained in Exhibit 3.2 to this Agreement. 3.3 Accrual. Royalties payable hereunder shall accrue at the date of the invoice of an End User License granted by Symbol or its Sublicensee. All royalties payable hereunder shall be net of returns and reasonable write-offs on uncollectable accounts consistent with Symbol's standard practice. Notwithstanding anything to the contrary, in the event of a return or uncollected account, the associated license rights shall be automatically rescinded. 3.4 Payment Schedule. Royalty payments payable by Symbol shall be made quarterly within sixty (60) days after the end of each calendar quarter and shall be accompanied by a report setting forth the computation of the royalty payment for such quarter, including a list of unit sales of End User Licenses by Symbol or its Sublicensee. Royalty payments to NeoMedia shall be made in U.S. Dollars at the office of NeoMedia specified below. NeoMedia may request that Symbol inform it as to whether a particular entity has taken an End User License, and the quantity, model number and serial number of Devices that are licensed to that entity. Symbol will either inform NeoMedia that it cannot provide such information at Symbol's customer's request, or Symbol will provide the information if the customer consents. 3.5 NeoMedia Audit Rights. In connection with such royalty accruals and payments under Sections 3.3 and 3.4, the relevant sales and accounting records, including model and serial number, of Symbol shall be available for inspection by NeoMedia's independent public accountants during usual business hours and upon reasonable notice for the purpose of verifying such reports; provided, however, that such independent public accountants shall not transmit to NeoMedia any confidential information, including, without limitation, customer identities, in connection with such inspection. NeoMedia shall obtain Symbol's consent to the firm conducting the audit; provided that such consent shall not be unreasonably withheld. The auditor shall be required to sign a standard form non-disclosure agreement. 3.6 Symbol's Audit Right. In connection with the most favored license provision of Article 3.2, the relevant sales and accounting records, including model and serial number, of NeoMedia shall be available for inspection by Symbol's independent public accountants during usual business hours and upon reasonable notice for the purpose of verification of compliance; provided, however, that such independent public accountants shall not transmit to Symbol any confidential information, including, without limitation, customer identities, in connection with such inspection. Symbol shall obtain NeoMedia's consent to the firm conducting the audit; provided that such consent shall not be unreasonably withheld. The auditor shall be required to sign a standard form non-disclosure agreement. 5 ARTICLE 4 - REPRESENTATIONS and COVENANTS 4.1 Corporate Power. Symbol and NeoMedia each represents and warrants as to itself only that it has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, including without limitation to grant all of the rights and interests to the Patent Rights made herein, and that this Agreement has been duly and validly authorized, executed and delivered by each of Symbol and NeoMedia, and constitutes the legal, valid and binding obligation of Symbol and NeoMedia, enforceable against each of them in accordance with its terms. 4.2 Patent Ownership. NeoMedia represents and warrants: a) that it has full title and ownership of the Patent Rights listed in Exhibit 1.6 hereto, as of the Effective Date, b) free and clear, to its knowledge, of any third party liens, claims or encumbrances, other than licenses already granted, c) that it has not transferred ownership of any Patent Rights to another entity, and d) that NeoMedia knows of no claims by a third party challenging the ownership or validity of any such patents, except as set forth in Exhibit 4.2 hereto. NeoMedia further represents that to the best of its knowledge, it is aware of no material information other than as set forth in the patent file histories that has a material adverse impact on any issued claims included in the Patent Rights granted hereunder. NeoMedia further represents that it has not granted, and will not grant, any rights, options or licenses which impair the rights granted Symbol hereunder except as specifically set forth herein. 4.3 Third Party Claims. NeoMedia represent and warrants that, to the best of its knowledge, as of the Effective Date, there are no known claims by a third party that the practice of the inventions claimed in the Patent Rights infringes any patents of a third party, except as set forth in Exhibit 4.3. 4.4 Disclosure of Information. Upon Symbol's request, after NeoMedia has paid the issue fee for an allowed patent application, NeoMedia shall provide Symbol with a copy of the allowed claims. Information regarding the NeoMedia patent applications that has been disclosed to Symbol shall remain confidential and may not be disclosed or used by Symbol until such time that a patent may issue on such application or the application is published by the United States Patent and Trademark Office or any other patent office in which the application was filed, in which case only the information that is made publicly available by such patent office shall be considered to no longer be confidential. 4.5 Intellectual Property. NeoMedia represents and warrants that: (a) (i) Any Security Interest in any Patent Rights pursuant to Article V of the Purchase Agreement, dated December 31, 1998, and related Exhibits, between Solar Communications, Inc. and NeoMedia Technologies, Inc.; Amendment and Clarification dated February 15, 1999 between Solar Communications, Inc. and NeoMedia Technologies, Inc. (the "Solar Agreement") has been released, and (ii) any rights of Solar Communications, Inc. in and to any Patent Rights under the Solar Agreement have been terminated and/or extinguished. (b) If NeoMedia decides not to maintain any of the issued patents under the Patent Rights during the term of this Agreement, then NeoMedia shall provide Symbol sixty (60) days notice prior to the expiration of any applicable right or due date of any applicable payment, Symbol shall have the right in such an event to make the applicable payment or perform the applicable act on NeoMedia's behalf and deduct any such expense from royalties due NeoMedia hereunder. 6 (c) As of the Effective Date, there are no third party judgments or settlements to be paid by NeoMedia or pending litigation relating to any of the Patent Rights, that adversely affect the rights granted to Symbol hereunder; ARTICLE 5 - RELEASE AND COVENANT NOT TO SUE 5.1 Release of Symbol. NeoMedia hereby releases and forever discharges Symbol, its Subsidiaries and all of their respective successors, officers, directors, employees, and agents (collectively, the "Symbol Releasees") from any claims, demands, and actions, causes and causes of action, suits, damages, judgments, claims and demands whatsoever in law, admiralty or in equity, whether known or unknown, contingent or fixed, certain or uncertain, arising on account of any infringement or alleged infringement, including without limitation contributory infringement or inducement to infringe, of any Patent Rights by Symbol, which against the Symbol Releasees individually, collectively, or in combination, NeoMedia, NeoMedia's successors and assigns ever had, now have, or hereafter can, shall or may have, upon or by reason of any matter, cause or thing whatsoever, occurring from the beginning of the world to the Effective Date. For purposes of this section 5.1, Symbol Releasees shall also include any company that made Devices for or on behalf of Symbol, and their Subsidiaries and their respective successors, officers, directors, employees and agents, to the extent engaged in such activity. 5.2 Release of NeoMedia. Symbol hereby releases and forever discharges NeoMedia, its Subsidiaries and all of their respective successors, officers, directors, employees, and agents (collectively, the "NeoMedia Releasees") from any claims, demands, and actions, causes and causes of action, suits, damages, judgments, claims and demands whatsoever in law, admiralty or in equity, whether known or unknown, contingent or fixed, certain or uncertain, arising on account of any alleged or actual misappropriation of: i) trade secrets, or derivations thereof, and ii) intellectual property, other than copyrights, patents and trademarks of Symbol, only as the foregoing i) and ii) are contained in any patents or patent applications of NeoMedia published as of the Effective Date, which are set forth in their entirety in Exhibit 5.2, which against the NeoMedia Releasees individually, collectively, or in combination, Symbol, Symbol's successors and assigns ever had, now have, or hereafter can, shall or may have, upon or by reason of any matter, cause or thing whatsoever occurring from the beginning of the world to the Effective Date. 5.3 Covenant Not to Sue Symbol. NeoMedia hereby covenants and agrees that neither NeoMedia nor any other person will bring suit or otherwise assert a claim against the Symbol Releasees individually, collectively, or in combination, arising out of, related to or alleging infringement of any of the Patent Rights in the Field, including without limitation any claims for direct, contributory infringement or inducement to infringe. This covenant not to sue shall run with title to the Patent Rights, and shall bind any permitted assignee or other person to whom NeoMedia may convey an interest in any of its Patent Rights. For purposes of this section 5.3, Symbol Releasees shall also include any company that made, is making or will make Devices for or on behalf of Symbol, and their Subsidiaries and their respective successors, officers, directors, employees and agents, to the extent engaged in such activity. 7 5.3.1 Switch Operation by Symbol. Notwithstanding anything herein to the contrary, in the event that Symbol operates a Switch in conjunction with an unlicensed Device, or outsources the operation of the Symbol Switch to a third party in conjunction with an unlicensed Device, then this Covenant Not to Sue Symbol shall not be effective with respect to such Switch operation and Neomedia is free to pursue whatever remedies it may have against Symbol solely as a result of the operation of said Switch. Symbol's immunity under Articles 5.3 and 6.2 with regard to the sale, lease or other disposal of Devices shall continue to be effective. 5.4 No License to Any Symbol Intellectual Property. Notwithstanding anything to the contrary contained in this Agreement, Symbol is not licensing any of its intellectual property to NeoMedia or any other party, and no Article of this Agreement shall be interpreted as granting such a license. Except for the specific claims released in Article 5.2 of this Agreement, Symbol retains all of its rights to enforce its intellectual property against NeoMedia or any other party. Symbol agrees that, in the event it believes NeoMedia or any NeoMedia product infringes any intellectual property right of Symbol, before bringing legal action against NeoMedia, Symbol shall notify NeoMedia in writing and enter into discussions concerning the issue, but under no circumstances shall Symbol be obligated to grant a license to NeoMedia. ARTICLE 6 - MARKETING 6.1 Marketing. Symbol shall announce the availability of the NeoMedia End User Licenses to its direct sales force and distributors by listing and maintaining the End User Licenses in Symbol's electronic product ordering guide (EPOG) (or other like means as may be offered by Symbol from time to time) and through a published "Product Announcement" distributed by e-mail and other means as conventional within Symbol to Symbol's sales associates and through its Channel Management group to distributors. Symbol shall also inform its value added resellers and its direct sales force of the NeoMedia End User Licenses and of NeoMedia's Switch Services at training sessions or other scheduled events as is reasonably necessary to maintain awareness of the End User Licenses and NeoMedia Switch Services. Symbol shall also, within a reasonable time period after the execution of this Agreement, create text describing the NeoMedia End User License product offering. Symbol shall be responsible for its own allocation and management of expenses in connection with the promotion and distribution of End User Licenses covered by this Agreement. NeoMedia shall have the right to exhibit at Symbol's worldwide sales conference, provided it complies with the standards for participation, and shall have the right to participate in Symbol's standard channel programs provided it satisfies the criteria for such programs. 6.2 No Obligation to Purchase Licenses. Notwithstanding anything to the contrary contained in this Agreement, Symbol may sell, lease or otherwise dispose of Devices to customers, even if Symbol or such customers decline to take a license under Article 2.1 of this Agreement, without being liable to NeoMedia for patent infringement, but in such event it is understood that the customer remains subject to infringement action if its use infringes the Patent Rights. 8 ARTICLE 7 - TERM AND TERMINATION 7.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force until the last to expire of any issued patents included within the Patent Rights unless earlier terminated as provided below. 7.2 Breach. In case of breach of this Agreement by a party, the other party shall have the right to terminate this Agreement by giving the breaching party at least sixty (60) days written notice of its intention specifying the cause for default; provided, however, that if the breaching party shall remedy such failure during such sixty (60) day period, then this Agreement shall not be terminated on the date specified in such notice, except that for any monetary breach, the notice and cure period shall be twenty (20) days, but such cure period shall not be used as a means to generally extend terms of payment. Any termination hereunder shall not preclude the ability of the parties to pursue any other remedies they make have in law or equity. An uncured breach of Section 6.1 shall constitute a material breach of this Agreement. 7.3 Accounting. After any termination of this Agreement, including the expiration of the last of the Patent Rights, Symbol shall render an accounting for all unpaid royalties pursuant to the license from the last such report up to the termination date. Such final accounting shall be made within sixty (60) days after the termination date. 7.4 Sums Payable. Termination of this Agreement shall not excuse either party's obligation to make payments of sums due and payable at the time of any termination thereof, or sums due and payable at a time after the termination date based upon the licenses or sublicenses of rights under this Agreement prior to termination. 7.5 Survival of End User Licenses. All licenses granted by Symbol or its Sublicensees to their customers during and pursuant to this Agreement shall survive any termination or expiration of this Agreement. The licenses contained in this Agreement shall be considered intellectual property licenses within the meaning of any applicable federal or state statute, including 11 U.S.C. section 365(n). ARTICLE 8 - NOTICES 8.1 Notification Address. Except as otherwise set forth herein, all notices given in connection with this Agreement shall be in writing and shall be delivered either by personal delivery, by certified or registered mail, return receipt requested, or by express courier or delivery service, addressed to the parties hereto at the following addresses: To Symbol: To NeoMedia: Symbol Technologies, Inc. NeoMedia Technologies, Inc. One Symbol Plaza 2201 Second Street Holtsville, NY 11742-1300 Suite 600 Ft. Myers, FL 33901. Attn: President Attn: President With a copy to General Counsel With a copy to: General Counsel Fax: 631/738-4110 Fax: 941/337-3661 and a copy to: Anthony R. Barkume, Esq. Greenberg, Traurig LLP 200 Park Avenue New York, NY 10166 Fax: 212-801-6400 9 or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received; and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested. ARTICLE 9 - MISCELLANEOUS 9.1 Entire Agreement. This Agreement, including the Exhibits annexed hereto, constitutes the entire Agreement and understanding between the parties as to the subject matter thereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, as to the subject matter. This Agreement may be changed only in writing stating that it is an amendment or modification to this Agreement, and signed by an authorized representative of each of the parties hereto. 9.1.5 Patent Marking. Symbol shall disclose the appropriate patent numbers for the licenses in the license description in its EPOG, and the parties shall work together to find appropriate methodologies to comply with the requirements of 35 USC 287. 9.2 Unenforceability. Any term or provision of this Agreement which is invalid or unenforceable or in conflict with the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the validity of the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction. Further, the parties agree that an arbitrator or a court of competent jurisdiction in a particular jurisdiction may reform a specific term of this Agreement should the applicability of such term or provision be held invalid or unenforceable in that jurisdiction so as to reflect the intended agreement of the parties hereto solely with respect to the applicability of such provision in said jurisdiction. 9.3 Release. Neither this Agreement nor any provision thereof may be released, discharged, waived or abandoned in any manner, except by an instrument in writing signed on behalf of both of the parties hereto by their duly authorized officers or representatives. 9.4 Waiver. Any waiver of a default or condition hereof by either party shall not be deemed a continuing waiver of such default or condition. Any delay or omission by either party to exercise any right or remedy under this Agreement shall not be construed to be a waiver of any such right or remedy or any right hereunder. All of the rights of either party under this Agreement shall be cumulative and may be exercised separately or concurrently. 10 9.5 Not a Joint Venture. This Agreement does not constitute a partnership, joint venture or agency between the parties hereto, nor shall either of the parties hold itself out as such contrary to the terms hereof by advertising or otherwise, nor shall either of the Parties become bound or become liable because of any representation, action, or omission of the other. 9.6 Confidential Information. Except for those terms announced in the joint press release, the terms of this Agreement are confidential and shall not be disclosed by one party without the prior written consent of the other party, except to the extent necessary for a party to enforce its rights hereunder, for a period that ends three (3) years after termination of this Agreement. Confidential Information shall not include information or data which is required to be disclosed by a party or by their officers, agents or representatives in connection with any judicial or administrative order, proceeding or investigation, or under applicable law or government regulation. Notwithstanding anything to the contrary, provided NeoMedia has first given Symbol an opportunity to review its proposed disclosure: i) NeoMedia may disclose to any third party only those portions of this Agreement necessary to fulfill its obligations to such third party under a "Most Favored Nation/Licensee" or similar provision, and ii) to the Securities and Exchange Commission if required by law. 9.7 Attorney's Fees. In the event of any dispute arising out of a breach of or a default under this Agreement by one party, the prevailing party shall recover from the other, in addition to any other damage assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute. 9.8 Press Release. Promptly after the execution of this Agreement, but in any event not later than seven (7) days after the Effective Date, Symbol and NeoMedia shall issue a joint press release in form and substance acceptable to both parties. Except as may be required by law or regulation, any additional press release or public statement pertaining to this Agreement shall be made only after consultation with and consent of the other party (whose consent shall not be unreasonably withheld). NeoMedia may mention its relationship with Symbol in the "About NeoMedia" section of its press releases or in public statement without obtaining Symbol's consent each time, provided that Symbol has previously approved the description or statement. Each party agrees not to describe this Agreement or the transaction hereunder in any financial statement or filing with any Federal or State securities authority or in any disclosure document prepared in connection with a securities offering without first giving the other party an opportunity to review the description. Neither party is required to resubmit to the other party language that it desires to include in any such financial statement or filing if such language has been previously approved by the other party, and such approval has not been revoked in writing by the other party. 9.9 Headings. The headings of articles, sections and other subdivisions hereof are inserted only for the purpose of convenient reference and it is recognized that they may not adequately or accurately describe the contents of the provisions which they head. Such headings shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part or portion thereof, nor shall they otherwise be given any legal effect. 9.10 Grammar. Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular. 11 9.11 Choice of Law. This Agreement shall be governed by, performed under and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. 9.12 Assignability. This Agreement may not be assigned by Symbol, except in the event of a merger or sale of substantially all of the assets of Symbol to a third party. This Agreement shall be binding on the successors and assigns of NeoMedia or any of the Patent Rights, and the permitted successors and assigns of Symbol. 9.13 Interpretation. The parties and their attorneys have each had opportunity to review and comment on this Agreement. Accordingly, the parties agree that the legal rule construing ambiguity against the drafter shall not apply in interpreting this Agreement. 9.14 Survival of Terms. The provisions of Articles 1, 2.3, 2.5, 3, 4 (except for 4.4 and 4.5(b)), 5.1-5.2, 5.3, (only as to Devices sold, leased or otherwise disposed of by Symbol, or other events or things that occurred, during the term of the Agreement), 5.3.1, 5.4 (except for the last sentence), 6.2(only as to Devices sold, leased or otherwise disposed of by Symbol, or other events or things that occurred, during the term of the Agreement), 7 (except for 7.1), 8 and 9 (except for 9.1.5 and 9.8), and any Exhibits to the foregoing Articles, shall survive the expiration or termination of this Agreement, and the representations and warranties in Article 4 shall survive the execution of this Agreement also. 9.15 Facsimile Signatures and Counterparts. This Agreement may be executed in counterparts and by facsimile signatures. 9.16 Limitation of Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOST OPPORTUNITIES, WHETHER DUE TO A BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE. 9.17 Jury Trial Waiver. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY COUNTERCLAIMS BROUGHT BY ANY PARTY. 12 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year last written below. SYMBOL TECHNOLOGIES, INC. NEOMEDIA TECHNOLOGIES, INC BY: /s/ Tomo Razmilovic BY: /s/ Charles W. Fritz________________ TITLE: Chief Executive Officer TITLE: President and CEO Date: 5/9/01 13